Exhibit 99.1

GLEACHER & COMPANY ANNOUNCES ELECTION OF FIVE DIRECTORS

NEW YORK, N.Y.— May 23, 2013  — Gleacher & Company, Inc. (Nasdaq: GLCH) today announced that five individuals, Messrs. Mark R. Patterson, Christopher R. Pechock, Jaime Lifton, Keith B. Hall and Marshall Cohen, were nominated for election to the Board of Directors of the Company (the “Board”) at the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”) held this morning, and each was elected for a term of one year. These five directors constitute the entire Board. The Company expects to announce additional preliminary results of the Annual Meeting within four business days.

Forward Looking Statements

This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and demand for the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual actions may differ, possibly materially, from the anticipated actions indicated in its forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

For Additional Information Please Contact:

Investor Contact	Media Contact
Gleacher & Company, Inc.	Marcia Horowitz
Investor Relations	Rubenstein Associates
212.273.7100	212.843.8014